QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

among

EPIQ SYSTEMS, INC.

and

THE SEVERAL PURCHASERS NAMED HEREIN

Dated as of November 7, 2002

SECURITIES PURCHASE AGREEMENT

        THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of November 7, 2002, among EPIQ SYSTEMS,  INC., a Missouri corporation (the "Company"), and the several PURCHASERS named on the signature pages hereto (individually a "Purchaser" and collectively, the "Purchasers").

Recitals:

        1.    The Company desires to issue and sell to Purchasers, and Purchasers desire to purchase from the Company, an aggregate of up to 2,000,000 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock") at a price of $15.00 per Share and upon and subject to the terms and conditions of this Agreement and the Private Placement Memorandum, dated October 7, 2002, including all exhibits and supplements thereto (the "Memorandum").

Agreement:

        The Company and each Purchaser, severally and not jointly, agrees as follows:

  Section 1. Purchase of Company Securities.

        1.1    Purchase and Sale of the Shares.    Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser, and each Purchaser, severally and not jointly, will purchase from the Company the number of Shares set forth on the signature page for each Purchaser at the purchase price set forth on the signature page for each purchaser (the "Purchase Price").

        Section 2. Closing.    The closing (the "Closing") of the purchase and sale of the Shares (the "Offering") will take place at the offices of Gilmore & Bell, P.C., 2405 Grand Boulevard, Suite 1100, Kansas City, Missouri 64108, at 10:00 A.M., local time, on Thursday, November 7, 2002. The Closing may take place at another time, place or earlier date as is mutually agreed upon by the Company and Purchasers. The date of the Closing is referred to as the "Closing Date." At the Closing, the Company will cause the transfer agent to issue and to deliver to each Purchaser stock certificates representing the Shares purchased by the Purchaser, against payment of each Purchaser's Purchase Price by wire transfer of immediately available United States funds payable to the Company's account pursuant to the wire transfer instructions set forth on Exhibit A, provided that, if requested by a Purchaser, stock certificates representing the Shares shall be delivered to such Purchaser's escrow agent prior to Closing. The Shares will be registered in each Purchaser's name or the name of the nominee of each Purchaser pursuant to instructions delivered to the Company not less than two business days prior to the Closing Date, and certificates that are not delivered prior to Closing will be delivered to Purchasers within 3 business days after the Closing Date.

        Section 3. Conditions to the Obligations of Purchasers at Closing.    The obligation of each Purchaser to purchase and pay for the Shares at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by that Purchaser:

        3.1    Opinion of Counsel to the Company.    The Purchasers will have received from Gilmore & Bell, P.C., securities counsel for the Company, its opinion dated the Closing Date in the form of Exhibit B.

        3.2    Representations and Warranties.    The representations and warranties of the Company contained in Section 6 must be true and correct in all material respects on and as of the Closing Date except to the extent that the representations and warranties relate to an earlier date in which case the representations and warranties must be true and correct in all material respects on and as of such earlier date.

        3.3    Performance of Covenants.    The Company will have performed or complied in all material respects with all covenants and agreements required to be performed by it on or prior to the Closing pursuant to this Agreement.

        3.4    No Injunctions; etc.    No court or governmental injunction, order or decree prohibiting the purchase and sale of the Shares will be in effect. There will not be in effect any law, rule or regulation prohibiting or restricting the sale or requiring any consent or approval of any person that has not been obtained which prohibits the consummation of any of the transactions contemplated by this Agreement.

        3.5    Closing Documents.    The Company will have delivered to each Purchaser the following:

          (a)  a certificate of the Secretary of the Company, dated as of the Closing Date, certifying (i) the attached are true and complete copies of the Articles of Incorporation and Bylaws of the Company, as in effect on the date of such certification; (ii) the attached are true and complete copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement as in effect on the date of such certification; and (iii) as to the incumbency and specimen signature of each officer of the Company executing this Agreement and any other document delivered by it in connection herewith (such certificate to contain a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to herein).

          (b)  certificates of the Secretary of State of the States of Missouri, Kansas and California, dated a recent date, to the effect that the Company is in good standing in the States of Missouri, Kansas and California.

        3.6    Waivers and Consents.    The Company will have obtained all consents and waivers necessary to execute and deliver this Agreement and all related documents and agreements and to issue and deliver the Shares, and all consents and waivers will be in full force and effect.

        3.7    Satisfaction of Purchaser.    All proceedings to be taken in connection with the Offering are to be consummated at or prior to the Closing, and all documents incidental thereto shall be reasonably satisfactory in form and substance to Purchaser and its counsel, and Purchaser and its counsel shall have received copies of all documents and information which it may have reasonably requested in connection with the transaction and of all corporate proceedings in connection therewith, in form and substance reasonably satisfactory to Purchaser and its counsel.

        Section 4. Conditions to the Obligations of the Company at Closing.    The obligation of the Company to issue and sell the Shares to a Purchaser at Closing is subject to the satisfaction on or prior to the Closing Date of the following conditions, each of which may be waived by the Company:

        4.1    Representations and Warranties.    The representations and warranties of such Purchaser contained in this Agreement must be true and correct in all material respects as of the Closing Date.

        4.2    No Injunctions.    No court or governmental injunction, order or decree prohibiting the purchase or sale of the Shares will be in effect.

        Section 5. Representations and Warranties of Purchasers.    Each Purchaser, severally and not jointly, represents and warrants to the Company that:

        5.1    Accredited Investor.    Purchaser is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). Purchaser is acquiring the Shares for its own account and not with a present view to, or for sale in connection with, any distribution thereof in violation of the registration requirements of the Securities Act.

        5.2    Authority, etc.    Purchaser has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of Purchaser. If Purchaser is an individual, Purchaser has the legal capacity to enter into this Agreement. This Agreement constitutes a legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy.

        5.3    Access to Information.    Purchaser acknowledges that it has been afforded (i) the opportunity to ask the questions it deemed necessary of, and to receive answers from, representatives of the Company concerning the Company and the terms and conditions of the Offering; and (ii) the opportunity to request such additional information concerning the Company as the Company possesses or can acquire without unreasonable effort or expense.

        5.4    No General Solicitation.    Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available, or any seminar, meeting or other conference whose attendees were invited by any general solicitation or general advertising.

        Section 6. Representations and Warranties of the Company.    The Company represents and warrants to each Purchaser that as of the date hereof and the Closing Date:

        6.1    Organization, Good Standing and Qualification; Subsidiaries.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Missouri. The Company has full corporate power and authority to own and hold its properties and to conduct its business. The Company is duly licensed or qualified to do business, and in good standing, in each jurisdiction in which the nature of its business requires licensing, qualification or good standing, except for any failure to be so licensed or qualified or in good standing that would not have a material adverse effect on the Company or its business, properties, prospects, results of operations, assets, condition (financial or otherwise), or on its ability to perform its obligations under this Agreement (a "Material Adverse Effect"). The Company has no subsidiary corporations or entities.

        6.2    Capitalization.    As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, par value $.01 per share and 2,000,000 shares of Preferred Stock, par value $1.00 per share. As of October 11, 2002, (i) 14,517,535 shares of Common Stock were issued and outstanding, (ii) no shares of Preferred Stock were issued or outstanding, and (iii) 2,558,003 shares of Common Stock were reserved for issuance upon exercise of outstanding options issued or issuable under the Company's 1995 Stock Option Plan, as amended (the "1995 Plan"). As of October 11, 2002, there were outstanding options under the 1995 Plan to purchase 1,363,229 shares of Common Stock. All the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of, or subject to any preemptive, subscription or other similar rights of any shareholder of the Company. Except as set forth in this Section 6.2, there are no other options, warrants or other rights, convertible debt, agreements, arrangements or commitments of any character obligating the Company to issue or sell any shares of capital stock of or other equity interests in the Company. The Company is not obligated to retire, redeem, repurchase or otherwise reacquire any of its capital stock or other securities.

        6.3    Corporate Power, Authorization; Enforceability.    The Company has full corporate power and authority to execute, deliver and enter into this Agreement and to consummate the transactions contemplated hereby. All action on the part of the Company, its directors or shareholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Shares contemplated hereby and the performance of the Company's obligations hereunder has been taken. The Shares to be purchased on the Closing Date have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, adverse claims or encumbrances (collectively, "Liens") imposed by or through the Company and will not be subject to any preemptive rights or other similar rights of shareholders of the Company, and the Purchaser will acquire good and marketable title to the Shares. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. Other than the filing with Nasdaq of a final Notification Form for the listing of additional shares and the Company's payment to Nasdaq of the requisite quarterly fees for the Company's outstanding shares, no further corporate action is required under the rules of Nasdaq with respect to the transactions contemplated by this Agreement, including without limitation, the issuance of the Shares and the inclusion thereof for trading on Nasdaq.

        6.4    Financial Statements and SEC Documents.    (a) Included in the Company's Form 10-K for the year ended December 31, 2001, are true and complete copies of the audited balance sheet (the "Balance Sheet") of the Company as of December 31, 2000 and 2001, and the related audited statements of operations, shareholders' equity and cash flows for the years ended December 31, 1999, 2000 and 2001 (the "Audited Financial Statements"), accompanied by the report of Deloitte & Touche LLP with respect to the years ended December 31, 2000 and 2001. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, and June 30, 2002, are included in the Memorandum, and the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, is available to each Purchaser on the Securities and Exchange Commission's (the "SEC") EDGAR System. Included in the Quarterly Reports are the requisite unaudited balance sheets of the Company and the related unaudited statements of income and statements of cash flows (the "Unaudited Financial Statements," and together with the "Audited Financial Statements," the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles, applied consistently with the past practices of the Company (except as may be indicated in the notes thereto), and as of their respective dates, fairly present, in all material respects, the financial position of the Company and the results of its operations as of the time and for the periods indicated therein.

        (b)  A copy of each report, schedule, effective registration statement and definitive proxy statement filed by the Company with the SEC since January 1, 2001 (as the documents may have been amended since the time of their filing, the "SEC Documents"), has also been made available to each Purchaser via the SEC's EDGAR System. The Company has provided to each Purchaser who has requested the same a true and complete copy of each SEC Document that the Company filed since January 1, 2001. As of their respective filing dates, each SEC Document complied in all material respects with the requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable, and the rules and regulations of the SEC thereunder applicable to the SEC Document. Neither the Memorandum nor the SEC Documents, taken as a whole, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with then applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles, applied consistently with the past practices of the Company, and as of their respective dates, fairly presented in all material respects the financial position of the Company and the results of its operations as of the time and for the periods indicated therein (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q and Regulations S-K and S-X of the SEC).

        6.5    No Material Adverse Changes.    Since December 31, 2001, except as disclosed in the SEC Documents filed subsequent to that date, if any, there has not been any material adverse change in the business, properties, assets, condition (financial or otherwise), prospects or operating results of the Company.

        6.6    Absence of Certain Developments.    Except as described in or contemplated by this Agreement, the Memorandum or the SEC Documents, since December 31, 2001, through the Closing

Date, the Company has not (a) issued any stock, options, bonds or other corporate securities; (b) borrowed any amount or incurred or become subject to any liabilities (absolute, accrued or contingent), other than current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business; (c) discharged or satisfied any lien or adverse claim or paid any obligation or liability (absolute, accrued or contingent), other than current liabilities shown on the Balance Sheet and current liabilities incurred in the ordinary course of business; (d) declared or made any payment or distribution of cash or other property to the shareholders of the Company or purchased or redeemed any securities of the Company; (e) mortgaged, pledged or subjected to any lien or adverse claim any of its properties or assets, except for liens for taxes not yet due and payable or otherwise in the ordinary course of business; (f) sold, assigned or transferred any of its assets, tangible or intangible, except in the ordinary course of business; (g) suffered any extraordinary losses or waived any rights of material value other than in the ordinary course of business; (h) made any capital expenditures or commitments therefor other than in the ordinary course of business; (i) entered into any other material transaction other than in the ordinary course of business; (j) suffered any damages, destruction or casualty loss, whether or not covered by insurance, affecting any of the properties or assets of the Company or any other properties or assets of the Company which could, individually or in the aggregate, have or result in a Material Adverse Effect; (k) made any material change in the nature or operations of the business of the Company; or (l) entered into any agreement or commitment to do any of the foregoing.

        6.7    No Conflict; Governmental Consents.    (a) The execution and delivery by the Company of this Agreement and the consummation of the transactions contemplated hereby will not (i) result in the violation of any provision of the Articles of Incorporation or Bylaws of the Company, (ii) result in any violation of any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which the Company is bound, or (iii) conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any Lien upon any of the properties or assets of the Company.

        (b)  No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority remains to be obtained or is otherwise required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation the issue and sale of the Shares, except filings as may be required to be made by the Company after the Closing with (i) the SEC, (ii) the National Association of Securities Dealers, Inc. ("NASD"), (iii) Nasdaq and (iv) state blue sky or other securities regulatory authorities.

        6.9    Material Misstatements.    No information relating to or concerning the Company set forth in this Agreement or in the Memorandum contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein and therein, in light of the circumstances under which they were made, not misleading. Except for the execution and performance of this Agreement and the transactions contemplated hereby, no material fact (within the meaning of the federal securities laws of the United States of America) exists with respect to the Company which has not been publicly disclosed, except to the extent not required to be disclosed pursuant to the applicable rules and regulations of the SEC.

        6.10    No General Solicitation.    Neither the Company nor any person acting on behalf of the Company has conducted any "general solicitation," as described in Rule 502(c) under Regulation D promulgated under the Securities Act ("Regulation D"), with respect to any of the Shares being offered hereby.

        6.11    Registration Form.    The Company is eligible to register the resale of the Shares by the Purchaser in a secondary offering on a registration statement on Form S-3 under the Securities Act.

        6.12    No Integration.    Neither the Company, nor any of its affiliates, nor any person acting on their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would prevent the parties hereto from consummating the transactions contemplated hereby pursuant to an exemption from registration under the Securities Act pursuant to the provisions of Regulation D. The transactions contemplated hereby are exempt from the registration requirements of the Securities Act, assuming the accuracy of the representations and warranties herein contained of Purchaser to the extent relevant for such determination. The issuance of the Shares to the Purchaser will not be integrated with any other issuance of the Company's securities (past or current) that requires shareholder approval under the rules of Nasdaq or that would result in a violation of the Securities Act. The issuance of the Shares to Purchasers does not require shareholder approval, including any approval pursuant to the rules of Nasdaq.

        6.13    No Brokers.    The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by Purchaser relating to this Agreement or the transactions contemplated hereby, except for dealings with the placement agent (the fees of which will be borne solely by the Company).

        6.14    Taxes.    Except as set forth in the financial statements included in the filed SEC Documents, the Company has timely filed all requisite United States of America federal, state and other tax returns or extension requests for all fiscal periods in which such filings were required to be made. To the Company's knowledge, there are no examinations in progress or claims pending against the Company for United States of America federal, state and other taxes (including penalties and interest) for any period or periods prior to and including December 31, 2001, and no notice of any claim for taxes, whether pending or threatened, has been received. To the Company's knowledge, all taxes due from the Company for any period ended before the date hereof, including interest and penalties (whether or not shown on any tax return) have been paid. The amounts shown as accruals for taxes on the Financial Statements included in the filed SEC Documents are appropriate under generally accepted accounting principles, consistently applied. The Company is not and has not during the last five years been a party to any tax sharing agreement or agreement of similar effect. The Company is not and has not during the last five years been a member of any consolidated group. Except as set forth in the Financial Statements included in the filed SEC Documents, the Company has not received, been denied, or applied for any private letter ruling during the last five years.

        6.15    Licenses and Permits.    To the Company's knowledge, the Company has all Permits (as defined below) required by law or governmental regulations from all applicable courts, administrative agencies or commissions or other governmental authorities or instrumentalities, whether in the United States of America (federal, state or local) or outside of the United States of America that are necessary to operate such businesses as presently conducted and all such Permits are in full force and effect, except where the failure to have any such Permits in full force and effect could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Company's knowledge, the Company is not in default under, or in violation of or noncompliance with, any of such Permits, except for any such default, violation of or noncompliance which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Upon consummation of the transactions contemplated by this Agreement, each such Permit will remain in full force and effect and will not create a right of any other person to terminate or revoke, modify or condition such Permit based on such consummation. "Permit" means any permit, certificate, consent, approval, authorization, order, license, variance, franchise or other similar indicia of authority issued or granted by any court, administrative agency or commission or other governmental authority or instrumentality, whether in the United States of America (federal, state or local) or outside of the United States of America.

        6.16    Litigation.    Except as set forth in the SEC Documents and the Memorandum, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, governmental agency or authority, or self-regulatory organization or body pending or threatened against or affecting the Company or any of its directors or officers in their capacities as such.

        6.17    Investment Company.    The Company is not, and after giving effect to the transactions contemplated herein, will not be an "investment company" within the meaning of that term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

        6.18    No Default or Violation.    The Company is not (i) in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound or (ii) in violation of any order of any court, arbitrator or governmental body.

        6.19    Listing and Maintenance Requirements Compliance.    The Company has not since January 1, 2001, received notice (written or oral) from any stock exchange or market on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that the Company is not in compliance with the continuing listing or maintenance requirements of the exchange or market. The Company's Common Stock is registered under Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market System. The Company is in compliance with all listing and maintenance requirements of such market, and has not taken any action designed to terminate registration of its Common Stock or delist the Common Stock from Nasdaq.

        6.20    Patents and Trademarks.    The Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and know-how (including trade secrets or other unpatented and/or unpatenable proprietary or confidential information, systems or procedures) (collectively, the "Intellectual Property Rights") that are necessary for use in connection with its business as presently conducted or that the failure to have would not have a Material Adverse Effect, and, to the Company's knowledge, there is no existing infringement by another person or entity of any of the Intellectual Property Rights that are necessary for use in connection with the Company's business as presently conducted. To the Company's knowledge, the Company is not infringing on or in conflict with any right of any other person with respect to any intangibles nor is there any claim of infringement made or threatened by a third party against or involving the Company.

        6.21    Environmental Matters.    The Company has obtained all permits, licenses and other authorizations that are required under federal, state and local laws relating to pollution or protection of the environment, including laws related to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic material or wastes into ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or hazardous or toxic materials or wastes ("Environmental Laws"), except for any failures to obtain the permits, licenses or authorizations that would not, individually or in the aggregate, have or result in a Material Adverse Effect. The Company is in compliance with all terms and conditions of the required permits, licenses and authorizations and is also in full compliance with all other limitations, restrictions, conditions and requirements contained in the Environmental Laws or contained in any plan, order, judgment, decree or notice, except for any non-compliance which could not, individually or in the aggregate, have or result in a Material Adverse Effect. The Company is not aware of, nor has the Company received notice of, any events, conditions, circumstances, actions or plans which may interfere with or prevent continued compliance or which would give rise to any liability under any Environmental Laws, except for any liability which could not, individually or in the aggregate, have or result in a Material Adverse Effect.

        6.22    No Anti-dilution.    The issuance of the Shares does not constitute an anti-dilution event for any existing security holders of the Company, pursuant to which such security holders would be entitled to additional securities or a reduction in the applicable conversion price or exercise price of any securities.

        6.23    No "Piggy-back" Registration Rights.    The Company has not granted or agreed to grant to any person any rights (including "piggy-back" registration rights) to require the Company to file a registration statement under the Securities Act with respect to any securities, or to include such securities with the Shares in any Shelf Registration Statement, except for such as have been satisfied or waived.

        6.24    Other Information.    The Company has not provided to Purchaser any material nonpublic information relating to the Company in connection with the offer and sale of the Shares to Purchaser.

        Section 7. Covenants of the Company.    The Company covenants and agrees as follows:

        7.1    Reporting Status.    So long as the Company is subject to the reporting requirements of the Exchange Act, the Company will use its best efforts to file timely all reports required to be filed with the SEC pursuant to the Exchange Act.

        7.2    Form D.    The Company will file a Form D within 15 days of the Closing Date with respect to the Shares with the SEC as required under Regulation D under the Securities Act, and will provide a copy thereof to each Purchaser.

        7.3    Exchange Act Filings.    The Company agrees to provide the following reports to the Purchaser until the earlier of (i) the date on which the Purchaser transfers, assigns or sells all of its Shares to a non-affiliate of such Purchaser, or (ii) the third anniversary of the Closing Date: (a) a copy of its Annual Report on Form 10-K within 90 days of the end of the Company's fiscal year, its Quarterly Reports on Form 10-Q within 45 days of the end of each fiscal quarter, any proxy statements and any Current Reports on Form 8-K as each becomes available and (b) within two days after release, copies of all press releases issued by the Company or any of its subsidiaries. Subject to Regulation FD and any state or federal securities laws, the Company further agrees to provide promptly to Purchaser any information with respect to the Company, its properties, or its business or Purchaser's investment as the Purchaser may reasonably request; provided, however, that the Company will not be required to provide the Purchaser any material nonpublic information.

        7.4    Listing and Maintenance Requirements Compliance.    So long as the Company shall continue the listing and trading of its Common Stock on Nasdaq the Company will use its best efforts to comply in all respects with the Company's reporting, filing and other obligations under the by-laws or rules of such exchange or quotation system.

        7.5    Integration.    The Company will insure that the issuance of the Shares to the Purchaser will not be integrated with any other issuance of the Company's securities in the future, which requires shareholder approval under the rules of Nasdaq or which would result in a violation of the Securities Act.

        Section 8. Survival of Representations and Warranties.    Notwithstanding any investigation made by any party to this Agreement, all representations and warranties made by the Company and the Purchasers herein and in the certificates for the Shares delivered pursuant hereto, shall survive for a period of two years after the Closing Date and shall thereupon expire together with the associated right to indemnification pursuant to Section 10(a)(iv), unless a claim for indemnification (whether or not fixed as to liability or liquidated as to amount) shall be made with respect thereto prior to the end of such period, in which case such representation or warranty with respect to which such claim has been made, and the associated right to indemnification shall survive until such claim is satisfied, settled or dismissed.

  Section 9. Registration of Common Stock.

        9.1    Registrable Securities.    For the purposes of this Agreement, "Registrable Securities" means (a) the Shares, and (b) any shares of Common Stock issued as a distribution with respect to the Shares referred to in (a); provided that (i) any shares of Common Stock will cease to be Registrable Securities, and (ii) the Company will not be obligated to maintain the effectiveness of the Shelf Registration Statement (as defined below), and the Company's obligations under this Section 9 will cease, with respect to a holder's (a "Holder") Registrable Securities following the earlier of (x) the second anniversary of the Closing Date and (y) the date on which the Company delivers an opinion of counsel in form and substance reasonably satisfactory to the Holder that (1) the Holder may sell in a single transaction all Registrable Securities then held or issuable to the Holder on a registered securities exchange or Nasdaq market under an applicable exemption from the registration requirements of the Securities Act (pursuant to Rule 144 under the Securities Act or otherwise) and (2) all transfer restrictions and restrictive legends with respect to the Registrable Securities will be removed upon the consummation of the sale. The period of time during which the Company is required to keep the Shelf Registration Statement effective is referred to as the "Registration Period."

        9.2    Registration.    (a) The Company will as soon as practicable following the Closing Date but not later than 10th day after the Closing Date, file with the SEC a shelf registration statement on Form S-3 or successor form or another form selected by the Company that is available to it under the Securities Act (the "Shelf Registration Statement") with respect to the Registrable Securities beneficially owned by Purchasers following the Closing. The Shelf Registration Statement shall contain the Plan of Distribution in substantially the form attached hereto as Exhibit C.

        (b)  If (i) the Shelf Registration Statement has not been declared effective by the SEC on or before the 90th day after the Closing Date (the "Default Date"), or (ii) the Purchasers' use of the prospectus forming a part of the Shelf Registration Statement is suspended for more than 45 days in any 12-month period pursuant to Section 9.6(a), the Company shall pay to each Purchaser, as liquidated damages, an amount equal to 1/30th of one percent (1/30%) of $15.00 for each Share then held by the Purchaser and for each day after the Default Date that the Shelf Registration Statement is not declared effective or for each day in excess of 45 days in any 12 month period that the Purchaser's use of the Shelf Registration Statement is suspended pursuant to Section 9.6(a). The foregoing payment shall constitute the sole monetary remedy available to the Purchaser in the event that the Company does not comply with the deadlines set forth in Section 9.2(b) or Section 9.6(a) with respect to the effectiveness of the Shelf Registration Statement.

        9.3    Registration Procedures.    In connection with the registration of any Registrable Securities under the Securities Act as provided in this Section 9, the Company will use its reasonable best efforts:

          (a)  To cause the Shelf Registration Statement (and any other related registrations, qualifications or compliances as may be reasonably requested and as would permit or facilitate the sale and distribution of all Registrable Securities until the distribution thereof is complete) to become effective as soon as practicable following the filing thereof;

          (b)  To prepare and file with the SEC the amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith and take all other actions as may be necessary to keep the Shelf Registration Statement continuously effective until the disposition of all securities in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the Shelf Registration Statement will be completed, and to comply with the provisions of the Securities Act (to the extent applicable to the Company) with respect to the dispositions;

          (c)  To furnish to each Holder of Registrable Securities a reasonable number of copies of the Shelf Registration Statement and of each amendment and supplement thereto, a number of copies of the prospectus included in the Shelf Registration Statement (including each preliminary prospectus), in conformity with the requirements of the Securities Act, and the other documents (including exhibits to any of the foregoing), as the Holder may reasonably request, in order to facilitate the disposition of the Registrable Securities owned by Holder;

          (d)  To register or qualify the Registrable Securities covered by the Shelf Registration Statement under blue sky laws of the various states as any Holder reasonably requests, and do any and all other acts and things that may be reasonably necessary or advisable to enable a Holder to consummate the disposition in those states, except that the Company will not be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 9.3(d) be obligated to be qualified, to subject itself to taxation in any jurisdiction, or to consent to general service of process in any jurisdiction;

          (e)  To provide a transfer agent and registrar for the Registrable Securities covered by the Shelf Registration Statement not later than the effective date of the Shelf Registration Statement;

          (f)    To notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any Holder, the Company will promptly prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of Registrable Securities, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (g)  To cause all Registrable Securities to be listed on each securities exchange or Nasdaq National Market on which similar securities issued by the Company are then listed;

          (h)  To enter into customary agreements (including, in the event the Holders elect to engage an underwriter in connection with the Shelf Registration Statement, an underwriting agreement containing customary terms and conditions) and take all other actions as reasonably required in order to expedite or facilitate the disposition of Registrable Securities; provided, however, that, except as provided in Section 9.4 hereof, the Company will not be liable for any expenses, including any underwriter's fees, commissions and discounts or counsel fees with respect to the sale of Registrable Securities;

          (i)    With a view to making available to the Holders the benefits of certain rules and regulations of the SEC that at any time permit the sale of the Registrable Securities to the public without registration:

            (i)    to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (ii)  to file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

            (iii)  so long as a Holder owns any unregistered Registrable Securities, to furnish to the Holder upon any reasonable request a written statement by the Company as to its compliance with the public information requirements of Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual and quarterly report of the Company, and the other SEC reports and documents of the Company as the Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any Registrable Securities without registration (excluding any reports or documents of the Company that the Company, in its sole discretion, deems confidential).

          (j)    To make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible time.

        9.4    Registration and Selling Expenses.    All expenses incurred by the Company in connection with the Company's performance of or compliance with this Section 9, including (i) all SEC registration and filing fees, (ii) blue sky fees and expenses, (iii) all necessary printing and duplicating expenses, and (iv) all fees and disbursements of counsel and accountants retained on behalf of the Company (collectively, the "Registration Expenses"), will be paid by the Company. Each Holder may, at its election, retain its own counsel and other representatives and advisors as it chooses at its own expense.

        9.5    No Delay.    No Holder will have a right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 9.2 hereof as a result of any dispute, controversy or other matter that may arise with respect to the interpretation or implementation of this Agreement.

        9.6    Certain Obligations of Holders.    (a) The Company may voluntarily suspend the effectiveness of the Shelf Registration Statement for a limited time, which in no event shall be longer than 15 days with respect to any single event or more than 45 consecutive or non-consecutive days in any 12-month period, if the Company has been advised in writing by either counsel or underwriters to the Company that the offering of the Registrable Securities pursuant to the Shelf Registration Statement would materially adversely affect or would be impermissible in the view of (or impermissible without disclosure in a prospectus), a proposed material financing, acquisition, merger, reorganization or other similar transaction involving the Company.

        (b)  As a condition to the inclusion of its Registrable Securities, each Holder will furnish to the Company the information regarding the Holder and the intended method of distribution of the securities as the Company may from time to time request or as will be required in connection with any registration, qualification or compliance referred to in this Section 9. Each Holder promptly will furnish to the Company all information required to be disclosed in order to make the information previously furnished by it to the Company not materially misleading.

        (c)  Each Holder hereby covenants to the Company not to make any sale of the Registrable Securities without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied and, if Registrable Securities are to be sold by any method or in any transaction other than on Nasdaq (or other national securities exchange) or as set forth in the Plan of Distribution in the prospectus included in the Shelf Registration Statement, to deliver to the Company an opinion of counsel to the Holder of such Registrable Securities to the effect that the sale may be effected in accordance with the Securities Act.

        (d)  The rights to cause the Company to register Registrable Securities granted to the Holders by the Company under Section 9.2 may be assigned in whole or in part by a Holder, provided, that: (i) the Company is furnished with an opinion of counsel to the Holder of such Registrable Securities to the effect that the transfer may be effected in accordance with the Securities Act; (ii) the transfer involves not less than the lesser of all of the Holder's Registrable Securities or 25,000 shares of Common Stock; (iii) the Holder gives prior written notice to the Company; and (iv) the transferee agrees to comply with the terms and provisions of this Agreement in a written instrument satisfactory in form and substance to the Company and its counsel.

        (e)  No provision of this Section 9 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended without the written consent of each affected Holder.

        9.7    Transfer of Shares.    A Purchaser may transfer all or any part of its Shares to any person under common management with the Purchaser, and the Company will effect such transfer of restricted certificates and will promptly amend the prospectus forming a part of the Shelf Registration Statement to add the transferee to the selling shareholders in the Shelf Registration Statement.

        Section 10. Indemnification.    (a) The Company will indemnify, to the extent permitted by law, each Holder of Registrable Securities and each director, officer or controlling person of each Holder within the meaning of Section 15 of the Securities Act against all losses, claims, damages, liabilities and expenses, (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in, or information incorporated by reference into, any registration statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus prepared in connection with the registration contemplated by Section 9, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any failure by the Company to fulfill and perform any agreement, covenant or undertaking herein, or (iv) any failure or breach of the representations and warranties of the Company set forth in Section 6 to be accurate as of the date hereof and as of the Closing Date, and will promptly reimburse each Holder and each director, officer or controlling person of each Holder for reasonable legal and other expenses incurred in connection with investigating or defending any claim, loss, damage, liability or action as incurred; provided however, that the Company will not be liable in any such case to the extend that any such loss, claim, damage, liability or action arises directly out of or is based upon an untrue statement or alleged untrue statement or by any omission or alleged omission made in such registration statement or prospectus made in reliance upon and in conformity with written information furnished by any Holder specifically for use in the preparation of the registration statement or prospectus, provided further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises directly out of or is based primarily upon an untrue statement or omission made in any preliminary prospectus or final prospectus if (i) such Holder failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Shares, and (ii) the final prospectus or prospectus supplement would have corrected such untrue statement or omission. The indemnification obligation of the Company with respect to clause (iv) above, will survive for a period ending on the second anniversary of the Closing Date, unless a claim for indemnification (whether or not fixed as to liability or liquidated as to amount) is made with respect hereto prior to the end of such period, in which case the right to indemnification shall survive until such claim is satisfied, settled or dismissed.

        (b)  In connection with the Shelf Registration Statement in which a Holder of Registrable Securities is participating, each Holder will furnish to the Company in writing the information as is reasonably requested by the Company for use in the Shelf Registration Statement or prospectus and will severally, but not jointly, indemnify, to the extent permitted by law, the Company, its directors and officers and each person or entity, if any, who controls the Company within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Shelf Registration Statement or prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein not misleading, but only to the extent the losses, claims, damages, liabilities or expenses are caused by an untrue statement or alleged untrue statement or by an omission or alleged omission made in reliance upon and in conformity with the written information specifically furnished by the Holder to the Company for use in connection with the preparation of the Shelf Registration Statement or prospectus; provided however, that the indemnity will not apply to the extent that the loss, claim, damage, liability or expense arises out of or is based upon a violation of this Agreement by the Company. If the offering pursuant to any registration is made through underwriters, each Holder agrees to enter into an underwriting agreement in customary form with the underwriters and to indemnify the underwriters, their officers and directors, if any, and each person or entity who controls the underwriters within the meaning of the Securities Act to the same extent as hereinabove provided with respect to indemnification by the Holder. Notwithstanding the foregoing or any other provision of this Agreement, in no event will a

Holder of Registrable Securities be liable for any losses, claims, damages, liabilities or expenses in excess of the net proceeds received by such Holder upon the disposition of Registrable Securities pursuant to the registration statement giving rise to such claim.

        (c)  Promptly after receipt by an indemnified party under Section 10(a) or (b) of notice of any claim as to which indemnity may be sought, including the commencement of any action or proceeding, the indemnified party will, if a claim in respect thereof may be made against the indemnifying party under this Section, promptly notify the indemnifying party in writing of the commencement thereof; provided that the failure of the indemnified party to so notify the indemnifying party will not relieve the indemnifying party from its obligations under this Section except to the extent that the indemnifying party is adversely affected by the failure. In case any action or proceeding is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party and its counsel will conduct the defense of any action with counsel approved by the indemnified party (which approval will not be unreasonably withheld or delayed) although the indemnified party will be entitled to participate therein at the indemnified party's expense, and after notice from the indemnifying party to the indemnified party of its election to so assume the defense thereof, the indemnifying party will not be liable to the indemnified party under that Section for any legal or any other expenses subsequently incurred by the indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless incurred at the written request of the indemnifying party. Notwithstanding the above, the indemnified party will have the right to employ counsel of its own choice in any action or proceeding (and be reimbursed by the indemnifying party for the reasonable fees and expenses of the counsel and other reasonable costs of the defense) if representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests or conflicts between the indemnified party and any other party represented by the counsel in the action or proceeding or counsel to the indemnified party is of the opinion that it would not be desirable for the same counsel to represent both the indemnifying party and the indemnified party because the representation might result in a conflict of interest; provided, however, that the indemnifying party will not in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend against the action or proceeding. An indemnifying party will not be liable to any indemnified party for any settlement or entry of judgment concerning any action or proceeding effected without the consent of the indemnifying party.

        (d)  If the indemnification provided for in Section 10(a) or (b) is held by a court of competent jurisdiction to be unavailable under applicable law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying the indemnified party, will contribute to the amount paid or payable by the indemnified party as a result of the losses, claims, damages or liabilities in the proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in the losses, claims, damages, or liabilities, as well as any other relevant equitable considerations including the relative benefits to the parties. The relative fault of the Company on the one hand and of the indemnified party on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above will be deemed to include, subject to the limitations set forth in Section 10(c), any legal or other fees or expenses reasonably incurred by the party in connection with investigating or defending any action or claim. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act)

will be entitled to contribution from any person or entity that is not guilty of fraudulent misrepresentation.

  Section 11. Miscellaneous.

        11.1    Notices.    Any notice or other communication given hereunder will be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, or delivered by hand against written receipt therefor, or sent by confirmed facsimile, addressed to:

        If to the Company:

    EPIQ Systems, Inc.
    501 Kansas Avenue
    Kansas City, Kansas 66105
    Attn: Tom W. Olofson,
            Chairman of the Board and Chief Executive Officer
    Facsimile: (913) 621-7281

        With a copy to:

    Gilmore & Bell, P.C.
    2405 Grand Boulevard, Suite 1100
    Kansas City, Missouri 64108
    Attn: Richard M. Wright
    Facsimile: (816) 221-1018

        If to a Purchaser:

    To the name and address or facsimile number of the Purchaser on the signature page hereto.

        Notices will be deemed to have been given or delivered on the date of mailing, except notices of change of address, which will be deemed to have been given or delivered when received.

        11.2    Successors and Assigns.    Subject to Section 9.6(d), this Agreement will be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

        11.3    Entire Agreement.    This Agreement sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Subject to Section 9.6(e), this Agreement may be amended with respect to any Purchaser only by mutual written agreement of the Company and such Purchaser.

        11.4    Governing Law.    The terms and provisions hereof will be construed in accordance with and governed by the laws of the State of Missouri without regard to that State's conflicts of law principles.

        11.5    Severability.    The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction will not affect any other provision of this Agreement, which will remain in full force and effect. If any provision of this Agreement is declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the provision will be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof will nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions will be deemed dependent upon any other covenant or provision unless so expressed herein.

        11.6    No Waiver.    A waiver by either party of a breach of any provision of this Agreement will not operate, or be construed, as a waiver of any subsequent breach by that same party.

        11.7    Further Assurances.    The parties agree to execute and deliver all further documents, agreements and instruments and take further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement. Any documentary, stamp tax or similar issuance or transfer taxes due as a result of the conveyance, transfer or sale of the Shares between any of the Purchasers (or any of their permitted transferees), on the one hand, and the Company, on the other hand, pursuant to this Agreement will be borne by the Company.

        11.8    Counterparts.    This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which will together constitute the same instrument.

        11.9    No Third Party Beneficiaries.    Nothing in this Agreement creates in any person not a party to this Agreement any legal or equitable right, remedy or claim under this Agreement, and this Agreement is for the exclusive benefit of the parties hereto. The parties expressly recognize that this Agreement is not intended to create a partnership, joint venture or other similar arrangement between any of the parties or their respective affiliates.

        11.10    Publicity Restrictions.    No press release or other public disclosure relating to the transactions contemplated by this Agreement may be issued or made by or on behalf of any party without prior consultation with the other parties, except as required by applicable law, court process or Nasdaq or other stock exchange rules, in which case the Purchaser required to make the disclosure will allow the Company reasonable time (to the extent practicable) to comment thereon in advance of the issuance. The Company may issue an initial press release relating to the transactions contemplated by this Agreement, but shall not identify any Purchaser in such press release.

        IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

EPIQ SYSTEMS, INC.
By:	/s/ TOM W. OLOFSON Tom W. Olofson Chairman of the Board and Chief Executive Officer

WASATCH FUNDS, INC. FOR WASATCH ULTRA GROWTH FUND	THE KROGER CO. CONSOLIDATED MASTER RETIREMENT TRUST
WASATCH FUNDS, INC. FOR WASATCH GLOBAL SCIENCE & TECHNOLOGY FUND	GANNETT RETIREMENT PLAN MASTER TRUST
MERCED COUNTY EMPLOYEES' RETIREMENT ASSOCIATION	SHEDD AQUARIUM SOCIETY
CELANESE AMERICAS CORPORATION RETIREMENT PENSION PLAN	THE GOVERNING COUNCIL OF THE UNIVERSITY OF TORONTO
PARKER HANNIFIN CORPORATION	OHIO CARPENTERS' PENSION FUND
THE CHILDREN'S HOSPITAL FOUNDATION	THE CHILDREN'S HOSPITAL OF PHILADELPHIA

By:	WASATCH ADVISORS, INC., investment advisor
	By:	/s/ KAREY D. BARKER Karey D. Barker, Vice-President
Total Number of Shares Purchased: 666,667
Purchase Price: $10,000,005
Purchaser's Address:

Shares Purchased to be Registered as Follows:

Name	Number of Shares	Tax Identification Number
UMBTRU & Co. FBO Wasatch Ultra Growth Fund	442,500
UMBTRU & Co. FBO Wasatch Global Science & Technology Fund	43,342
Wendel & Co. FBO Merced County Employees' Retirement Association	15,100
PITT & Co. FBO Celanese Americas Corporation Retirement Pension Plan	29,550
Key Bank National Association TTEE for Parker Hannifin Corporation Collective Investment Trust	27,700
MAC & Co. FBO The Children's Hospital Foundation	24,000
BOST & Co. FBO The Kroger Co. Consolidated Master Retirement Trust	17,900
ELL & Co. FBO Gannett Retirement Plan Master Trust	29,525
ELL & Co. FBO Shedd Aquarium Society	6,100
Hunter & Co. FBO The Governing Council of the University of Toronto	11,075
Hunter & Co. FBO Ohio Carpenters' Pension Fund	18,450
MAC & Co. FBO The Children's Hospital of Philadelphia	1,425

Total	666,667

        IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

EPIQ SYSTEMS, INC.
By:	/s/ TOM W. OLOFSON Tom W. Olofson Chairman of the Board and Chief Executive Officer
RIVERVIEW GROUP, LLC
By:	/s/ TERRY FEENEY
Name:	Terry Feeney
Title:	Chief Operating Officer
Number of Shares Purchased: 150,000
Purchase Price: $2,250,000
Purchaser's Address:

Shares Purchased to be Registered as Follows:

Name	Number of Shares	Tax Identification Number
Riverview Group, LLC	150,000

Total	150,000

        IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

EPIQ SYSTEMS, INC.
By:	/s/ TOM W. OLOFSON Tom W. Olofson Chairman of the Board and Chief Executive Officer
ING INVESTMENTS, LLC
By:	/s/ VICTOR P. TORCHIA
Name:	Victor P. Torchia
Title:	Senior Vice President
Number of Shares Purchased: 200,000
Purchase Price: $3,000,000
Purchaser's Address:

Shares Purchased to be Registered as Follows:

Name	Number of Shares	Tax Identification Number
Pitt and Co	4,000
Auer Co	5,800
Bost and Co	8,500
Bost and Co	16,900
Istco	39,300
Istco	125,500

Total	200,000

        IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

EPIQ SYSTEMS, INC.
By:	/s/ TOM W. OLOFSON Tom W. Olofson Chairman of the Board and Chief Executive Officer
UBS O'CONNOR
By:	/s/ GEORGE LOCASTO
Name:	George Locasto
Title:
Number of Shares Purchased: 100,000
Purchase Price: $1,500,000
Purchaser's Address:

Shares Purchased to be Registered as Follows:

Name	Number of Shares	Tax Identification Number
UBS O'Connor LLC f/b/o UBS Global Equity Arbitrage Master Limited	100,000

Total	100,000

        IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

EPIQ SYSTEMS, INC.
By:	/s/ TOM W. OLOFSON Tom W. Olofson Chairman of the Board and Chief Executive Officer
WELLS CAPITAL
By:	/s/ DOUGLAS N. PRATT
Name:	Douglas N. Pratt
Title:	Managing Director
Number of Shares Purchased: 40,000
Purchase Price: $600,000
Purchaser's Address:

Shares Purchased to be Registered as Follows:

Name	Number of Shares	Tax Identification Number
Auer & Co.	25,000
Auer & Co.	15,000

Total	40,000

        IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

EPIQ SYSTEMS, INC.
By:	/s/ TOM W. OLOFSON Tom W. Olofson Chairman of the Board and Chief Executive Officer
ZLP Master Technology Fund, Ltd.
By:	/s/ STUART ZIMMER
Name:	Stuart Zimmer
Title:	Director
Number of Shares Purchased: 400,000
Purchase Price: $6,000,000
Purchaser's Address:

Shares Purchased to be Registered as Follows:

Name	Number of Shares	Tax Identification Number
ZLP Master Technology Fund, LTD.	400,000

Total	400,000

        IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

EPIQ SYSTEMS, INC.
By:	/s/ TOM W. OLOFSON Tom W. Olofson Chairman of the Board and Chief Executive Officer
WILLIAM M. FREEMAN REVOCABLE TRUST UA DATED 12-26-95
By:	/s/ WILLIAM M. FREEMAN
Name:	William M. Freeman
Title:	Trustee
Number of Shares Purchased: 31,833
Purchase Price: $477,495
Purchaser's Address:

Shares Purchased to be Registered as Follows:

Name	Number of Shares	Social Security Number
William M. Freeman Revocable Trust UA Dated 12-26-95	31,833

Total	31,833

        IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

EPIQ SYSTEMS, INC.
By:	/s/ TOM W. OLOFSON Tom W. Olofson Chairman of the Board and Chief Executive Officer
ASHFORD CAPITAL MANAGEMENT, INC. w/discretion f/b/o Ashford Capital Partners, L.P.
By:	/s/ THEODORE H. ASHFORD
Name:	Theodore H. Ashford for Ashcap Corp.
Title:	General Partner
Number of Shares Purchased: 17,100
Purchase Price: $256,500
Purchaser's Address:

Shares Purchased to be Registered as Follows:

Name	Number of Shares	Tax Identification Number
Ashford Capital Partners, L.P.	17,100

ASHFORD CAPITAL MANAGEMENT, INC. w/discretion for Anvil Investment Associates, L.P.
By:	/s/ THEODORE H. ASHFORD
Name:	Theodore H. Ashford for Anvil Management Co., L.L.C. General Partner
Number of Shares Purchased: 44,400
Purchase Price: $666,000
Purchaser's Address:

Shares Purchased to be Registered as Follows:

Name	Number of Shares	Tax Identification Number
Anvil Investment Associates L.P.	44,400

        IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

EPIQ SYSTEMS, INC.
By:	/s/ TOM W. OLOFSON Tom W. Olofson Chairman of the Board and Chief Executive Officer
/s/ THOMAS A. MCDONNELL
THOMAS A. MCDONNELL
Number of Shares Purchased: 50,000
Purchase Price: $750,000
Purchaser's Address:

Shares Purchased to be Registered as Follows:

Name	Number of Shares	Social Security Number
Thomas A. McDonnell & Jean W. McDonnell JT/Ten	50,000

Total	50,000

        IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

EPIQ SYSTEMS, INC.
By:	/s/ TOM W. OLOFSON Tom W. Olofson Chairman of the Board and Chief Executive Officer
/s/ ST. DENIS J. VILLERE
ST. DENIS J. VILLERE
Number of Shares Purchased: 35,000
Purchase Price: $525,000
Purchaser's Address:

Shares Purchased to be Registered as Follows:

Name	Number of Shares	Social Security Number
St. Denis J. Villere	35,000

Total	35,000

        IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

EPIQ SYSTEMS, INC.
By:	/s/ TOM W. OLOFSON Tom W. Olofson Chairman of the Board and Chief Executive Officer
IAN ARNOF TRUSTEE FOR IAN ARNOF SEPARATE PROPERTY TRUST U/A 8-27-02
By:	/s/ IAN ARNOF
Name:	Ian Arnof
Title:	Trustee
Number of Shares Purchased: 15,000
Purchase Price: $225,000
Purchaser's Address:

Shares Purchased to be Registered as Follows:

Name	Number of Shares	Social Security Number
Ian Arnof Trustee for the Ian Arnof Separate Property Trust U/A 8-27-02	15,000

Total	15,000

        IN WITNESS WHEREOF, the undersigned have duly executed this Securities Purchase Agreement as of the date first above written.

EPIQ SYSTEMS, INC.
By:	/s/ TOM W. OLOFSON Tom W. Olofson Chairman of the Board and Chief Executive Officer
ACQUA WELLINGTON OPPORTUNITY I LIMITED
By:	/s/ MICHAEL TAYLOR
Name:	Michael Taylor
Title:	Director
Number of Shares Purchased: 250,000
Purchase Price: $3,750,000
Purchaser's Address:

Shares Purchased to be Registered as Follows:

Name	Number of Shares	Tax Identification Number
Acqua Wellington Opportunity I Limited	250,000

Total	250,000

EXHIBIT A

WIRE INSTRUCTIONS

Wire Instructions:	Bank of New York ABA #021000018 Credit to: Paine Webber Paine Webber Acct # Client Internal Acct #

A-1

EXHIBIT B

Form of Opinion of Gilmore & Bell, P.C.

November 7, 2002

To the Purchasers listed on Exhibit A:

        Re: EPIQ Systems, Inc. Private Offering of 2,000,000 Shares of Common Stock

Ladies and Gentlemen:

        We have acted as counsel to EPIQ Systems, Inc., a Missouri corporation (the "Company"), in connection with its offering, issuance and sale of 2,000,000 shares (the "Shares") of the Company's common stock, par value $.01 per share (the "Common Stock"). The Shares are being issued and sold on the date hereof by the Company pursuant to a Securities Purchase Agreement dated as of November 7, 2002 (the "Purchase Agreement"), among the Company and the purchasers (the "Purchasers") named on Exhibit A. Capitalized terms used herein but not otherwise defined have the meanings given those terms in the Purchase Agreement.

        We have examined certain documents delivered in connection with the offering, sale and purchase of the Shares by the Purchasers, including the Purchase Agreement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of certificates of public officials and corporate records, instruments and documents of or affecting the Company, as well as certificates of officers or representatives of the Company and A. G. Edwards & Sons, Inc. We have also reviewed such questions of law and made such other inquiries, as we have deemed necessary or appropriate for the purpose of rendering this opinion.

        In rendering our opinion, we have relied, as to matters of fact, upon the representations and warranties of the Company and the Purchasers set forth in the Purchase Agreement, and upon certificates of officers or representatives of the Company, the stock transfer agent for the Common Stock and A. G. Edwards & Sons, Inc., which we have assumed to be correct without independent investigation or verification. Additionally, we have assumed (i) the genuineness of all signatures other than persons signing on behalf of the Company, (ii) the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies, (iii) the authority of all persons signing any document other than persons signing on behalf of the Company, (iv) the enforceability of the Purchase Agreement in accordance with its terms against the Purchasers, and (v) that all future offers, sales and issuances that may be integrated pursuant to Rule 502 of the Securities Act with the offer, sale and issuance of the Shares meet all of the terms and conditions of Regulation D of the Securities Act. We also call your attention to the fact that we have not made any independent inquiries of the Purchasers or the Company except as set forth in such documents, certificates or other instruments.

        Based upon the foregoing, and subject to the limitations, qualifications, assumptions and exceptions set forth herein, we are of opinion that:

        1.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Missouri and has all requisite power and authority to own its property and assets and conduct its business as it is presently conducted, proposed to be conducted and described in the Private Placement Memorandum dated October 7, 2002.

        2.    The Company is qualified to do business in the State of Missouri and is duly licensed or qualified to do business, and in good standing as a foreign corporation in any other state of the United States where any statutory fines, penalty or any corporate disability imposed for the failure to qualify would materially and adversely affect the business, properties, assets, conditions (financial or otherwise), prospects, operations or results of operations of the Company.

        3.    The Company has the corporate power and authority to execute, deliver and perform the Purchase Agreement. The Company has taken all corporate action necessary to authorize the execution, delivery and performance of the Purchase Agreement.

        4.    The Purchase Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other laws relating to creditors' rights generally or by equitable principles (whether considered in an action at law or in equity).

        5.    The execution and delivery of the Purchase Agreement by the Company, the issuance of the Shares and the consummation of the transactions contemplated thereby by the Company do not violate any provision of the Articles of Incorporation or Bylaws of the Company, do not constitute a default under the provisions of any Filed Agreement, and do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company, or (b) any order, writ, judgment, injunction, decree, determination or award of which we have actual knowledge and which has been entered against the Company and of which the violation or contravention of which would materially and adversely affect the business, properties, assets, conditions (financial or otherwise), prospects, operations or results of operations of the Company. For purposes of the foregoing opinion, "Filed Agreement" means any agreement to which the Company is a party or by which it is bound that has been filed as an exhibit to any filing made by the Company with the SEC.

        6.    The Shares have been duly authorized and upon issuance and delivery against payment therefor in accordance with the terms of the Purchase Agreement, will be duly and validly issued, fully paid and non-assessable, and will not have been issued in violation of or subject to any preemptive right in any applicable statute or the Company's Articles of Incorporation, or, to the best of our knowledge, any right of first refusal or other similar right of shareholders.

        7.    The offer, sale and issuance of the Shares, under existing law, (i) constitute transactions exempt from the registration requirements of Section 5 of the Securities Act; and (ii) when issued, will constitute "covered securities" as defined under Section 18 of the Securities Act and be exempt from registration or qualification of securities transactions imposed by any state securities or "Blue Sky" laws or regulations thereunder. We express no opinion as to when or under what circumstances the Shares may be re-offered or re-sold.

        8.    Based on written confirmation from the Company's stock transfer agent for the Common Stock that the number of issued and outstanding shares of Common Stock as of November 5, 2002, is 14,520,134 shares (without giving effect to the Shares to be issued this day pursuant to the Purchase Agreement), the Shares to be issued pursuant to the Purchase Agreement constitute less than 20% of the presently issued and outstanding shares of Common Stock for purposes of the shareholder approval requirement under the Nasdaq Marketplace Rules.

        9.    No stamp tax or other issuance or transfer taxes or duties are payable by or on behalf of each Purchaser in connection with the issuance by the Company of the Shares for the respective accounts of the Purchasers.

        10.  No notices, report or other filings are required to be made by the Company with, or any consents, registrations, applications, approvals, permits, licenses or authorizations required to be obtained by the Company from, any court or governmental agency or other regulatory body or tribunal or similar entity in connection with the consummation or performance by the Company of the transactions contemplated by the Purchase Agreement, including any filings with the Nasdaq Stock Market, Inc., other than (i) filings of Form D under the Securities Act and applicable state blue sky laws, (ii) the filing with Nasdaq of a final notification form for the listing of additional shares, (iii) the Company's payment to Nasdaq of the requisite quarterly fees for the Company's outstanding shares, and (iv) the filing of the Shelf Registration Statement with the SEC and the declaration of that Shelf Registration Statement effective by the SEC.

        11.  To our knowledge, there is no action, proceeding or investigation pending before any court or governmental agency or threatened against the Company.

        For purposes of paragraph 2, as to the Company's qualification and good standing in Kansas and California, we have relied solely upon certain written confirmation thereof from CT Corporation. For purposes of paragraph 4, we express no opinion on any provisions of the Purchase Agreement relating to indemnification or waivers to the extent that such indemnification or waivers may be held to be unenforceable because they are in violation of public policy. For purposes of paragraphs 5 and 10, we express no opinion as to the applicability of the Nasdaq Marketplace Rules (which is addressed solely in paragraph 8). The opinion expressed in paragraph 5 is qualified by the further actions listed in clauses (i), (ii) and (iii) of paragraph 10.

        We are admitted to practice law only in the State of Missouri and do not purport to be experts on, and are not expressing any opinion with respect to, any laws other than the laws of the State of Missouri and the Federal securities laws of the United States of America. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

        This opinion is being furnished pursuant to Section 3.1 of the Purchase Agreement solely for the benefit of the Purchasers in connection with the purchase and sale of the Shares at the Closing and may not be relied on by or furnished to any other person, or used, circulated, quoted or otherwise referred to for any other purpose, without our express prior written consent.

Very truly yours,

EXHIBIT A

Purchaser Name	Registered As	Shares of Common Stock Purchased
ING Investments, Inc.	Pitt and Co	4,000
ING Investments, Inc.	Auer Co	5,800
ING Investments, Inc.	Bost and Co	8,500
ING Investments, Inc.	Bost and Co	16,900
ING Investments, Inc.	Istco	39,300
ING Investments, Inc.	Istco	125,500
Wasatch Funds, Inc. for Wasatch Ultra Growth Fund	UMBTRU & Co. FBO Wasatch Ultra Growth Fund	442,500
Wasatch Funds, Inc. for Wasatch Global Science & Technology Fund	UMBTRU & Co. FBO Wasatch Global Science & Technology Fund	43,342
Merced County Employees' Retirement Association	Wendel & Co. FBO Merced County Employees' Retirement Association	15,100
Celanese Americas Corporation Retirement Pension Plan	PITT & Co. FBO Celanese Americas Corporation Retirement Pension Plan	29,550
Parker Hannifin Corporation	Key Bank National Association TTEE for Parker Hannifin Corporation Collective Investment Trust	27,700
The Children's Hospital Foundation	MAC & Co. FBO The Children's Hospital Foundation	24,000
The Kroger Co. Consolidated Master Retirement Trust	BOST & Co. FBO The Kroger Co. Consolidated Master Retirement Trust	17,900
Gannett Retirement Plan Master Trust	ELL & Co. FBO Gannett Retirement Plan Master Trust	29,525
Shedd Aquarium Society	ELL & Co. FBO Shedd Aquarium Society	6,100
The Governing Council of the University of Toronto	Hunter & Co. FBO The Governing Council of the University of Toronto	11,075
Ohio Carpenters' Pension Fund	Hunter & Co. FBO Ohio Carpenters' Pension Fund	18,450
The Children's Hospital of Philadelphia	MAC & Co. FBO The Children's Hospital of Philadelphia	1,425
Millennium Management	Riverview Group, LLC	150,000

Acqua Wellington	Acqua Wellington Opportunity I Limited	250,000
UBS O'Connor	UBS O'Connor LLC f/b/o UBS Global Equity Arbitrage Master Limited	100,000
Wells Capital	Auer & Co.	25,000
Wells Capital	Auer & Co.	15,000
Zimmer Lucas Partners, LLC	ZLP Master Technology Fund, LTD.	400,000
St. Denis J. Villere	Mr. St. Denis J. Villere	35,000
Ian Arnof Trustee for the Ian Arnof Separate Property Trust U/A 8-27-02	Ian Arnof Trustee for the Ian Arnof Separate Property Trust U/A 8-27-02	15,000
Thomas A. McDonnell	Thomas A. McDonnell & Jean W. McDonnell JT/Ten	50,000
William M. Freeman, Trustee for William M. Freeman Revocable Trust UA Dated 12-26-95	William M. Freeman, Trustee for William M. Freeman Revocable Trust UA Dated 12-26-95	31,833
Ashford Capital Management, Inc.	Ashford Capital Partners, L.P.	17,100
Ashford Capital Management, Inc.	Anvil Investment Associates, L.P.	44,400

TOTAL		2,000,000

EXHIBIT C

PLAN OF DISTRIBUTION
[To be included in the Shelf Registration Statement.]

        We have registered the 2,000,000 shares of our common stock offered in this prospectus on behalf of the selling shareholders. We will pay all expenses of this registration, other than fees and expenses, if any, of counsel or other advisors to the selling shareholders. The selling shareholders are responsible for paying any commissions, discounts, or other brokerage fees incurred in connection with their sale of any of the shares.

        The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected at various times in one or more of the following transactions, or in other kinds of transactions:

  •
  in the over-the-counter market;

  •
  in private transactions and transactions otherwise than on these exchanges or systems or in the over-the-counter market;

  •
  in connection with short sales of the shares;

  •
  by pledge to secure debt and other obligations;

  •
  through the writing of options, whether the options are listed on an options exchange or otherwise;

  •
  in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or

  •
  through a combination of any of the above transactions.

        The selling shareholder and its successors, including its transferees, pledgees or donees or their successors, may sell the common stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling shareholder or the purchasers. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

        Under the terms of the private placements, we have agreed to indemnify the selling shareholders, and each director, officer or controlling person of each selling shareholder within the meaning of Section 15 of the Securities Act of 1933 against all losses, claims, damages, liabilities and expenses, (or action in respect thereof) including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on (i) any untrue statement or alleged untrue statement of a material fact contained in, or information incorporated by reference into, any registration statement or prospectus (or any amendment or supplement thereto) or any preliminary prospectus prepared in connection with the registration contemplated by the Securities Purchase Agreement, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any failure by us to fulfill and perform any agreement, covenant or undertaking pursuant to the Securities Purchase Agreement, or (iv) any failure or breach of our representations and warranties as set forth in the Securities Purchase Agreement.

C-1

        The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance on Rule 144 under the Securities Act of 1933, if they meet the criteria and conform to the requirements of that rule.

        The selling shareholders and any broker-dealers or agents that participate with the selling shareholders in the sale of shares may be "underwriters" within the meaning of the Securities Act of 1933. Any commissions received by broker-dealers or agents on the sales and any profit on the resale of shares purchased by broker-dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

        Under the rules of the SEC, any person engaged in the distribution of our common stock may not simultaneously buy, bid for or attempt to induce any other person to buy or bid for our common stock in the open market for a period of two business days prior to the beginning of the distribution. The rules and regulations under the Securities Exchange Act of 1934 may also limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We have notified the selling shareholders they should not begin any distribution of common stock unless they have stopped purchasing and bidding for common stock in the open market as provided in applicable securities regulations, including Regulation M promulgated under the Securities Exchange Act of 1934.

        We have informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares. We have advised the selling shareholders of the requirement for delivery of this prospectus in connection with any sale of the common stock.

* * *

C-2

QuickLinks

  Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
  EXHIBIT A
WIRE INSTRUCTIONS
  EXHIBIT B
Form of Opinion of Gilmore & Bell, P.C.
EXHIBIT A
  EXHIBIT C
PLAN OF DISTRIBUTION [To be included in the Shelf Registration Statement.]